UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 20, 2006

WPT Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-330-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement with Aristocrat International

On January 20, 2006, WPT Enterprises, Inc. (the "Company"), entered into a Stock Purchase Agreement (the "Agreement") with Aristocrat International Pty. Limited ("Aristocrat"), pursuant to which Aristocrat agreed to purchase 630,000 shares of common stock of PokerTek, Inc. ("PokerTek") held by the Company, at a price per share equal to $9.03, subject to Aristocrat’s right to perform due diligence on PokerTek for up to thirty days after the date of the Agreement. Pursuant to the terms of the Agreement, the sale will close on February 28, 2006, or at such other time as agreed to between the parties.

Employment of Executive Officer

Effective January 23, 2006, the Company hired Peter Hughes as its Chief Operating Officer. The material terms of Mr. Hughes’ compensation arrangements are described in Item 5.02 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective January 23, 2006, the Board of Directors of the Company appointed Peter Hughes, age 45, to serve as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Hughes served as an Executive Vice President at SFX Sports Group, a division of Clear Channel Entertainment, which is a global leader in sports marketing, talent representation and sports television programming. Prior to joining SFX Sports Group, Mr. Hughes served as Vice President, Business Development at Integrated Sports International ("ISI"), a sports marketing company that Mr. Hughes helped establish in 1993. ISI was acquired by SFX Sports Group in 1999.

Mr. Hughes has no familial relationship to any other officer or director of the Company and he has not entered into any transaction as described by Item 404(a) of Regulation S-K.

Mr. Hughes’ compensation arrangements provide for an annual base salary of $250,000 and an opportunity to earn a bonus of up to $50,000 if certain performance-based criteria are met. In addition, on January 23, 2006, Mr. Hughes was granted an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the closing price on the date of grant (the "Option"). The Option will vest in equal installments over a five year period, beginning on the first anniversary of the grant date. Mr. Hughes is entitled to receive a severance payment in the event his employment is terminated without cause, in an amount equal to 6 months of his base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

January 23, 2006	By:	/s/ W. Todd Steele

Name: W. Todd Steele
Title: Chief Financial Officer